Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Employment Agreement (the “Employment Agreement”) by and between Mark Tepper (the “Executive”) and Corbus Pharmaceuticals Holdings, Inc. (the “Company”) effective as of April 11, 2014 (the “Effective Date”) is effective as of the date set forth on the signature page hereof.

WHEREAS, the Employment Agreement sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Initial Term (as defined in the Employment Agreement) will expire on April 11, 2016;

WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the Initial Term for two years;

WHEREAS, the Company and Executive desire for the Executive to report only to the Chief Executive Officer of the Company;

WHEREAS, the Company and Executive desire to make certain other amendments to the Employment Agreement to reflect changes to Executive’s compensation since the Effective Date; and

WHEREAS, Section 13 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to an instrument in writing between the Company and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that the Employment Agreement shall be amended as follows:

1.	The second sentence of Section 2 of the Employment Agreement is hereby amended in its entirety, to read as follows:

“The Executive shall report directly to the Chief Executive Officer.”

2.

Effective as of January 1, 2016, Section 4.1 of the Employment Agreement is hereby amended by substituting “$320,000” for “$240,000” where the latter appears therein, and by adding the following language at the end of Section 4.1, “The foregoing annualized rate will be effective for fiscal year 2016 and may be reevaluated by the Company’s Board of Directors for fiscal year 2017.”

3.	Effective as of January 1, 2016, Section 4.2(a) of the Employment Agreement is hereby amended by substituting “45%” for “33%” where the latter appears therein.

4.	The following shall be added as a new last sentence in Section 10.1 of the Employment Agreement:

“Notwithstanding anything in this Section 10.1 to the contrary, the Initial Term of this Agreement shall be extended two (2) years such that it shall continue for a period of four (4) years from the Effective Date, to expire on April 11, 2018.  As used in this Agreement, “Initial Term” shall refer to the Initial Term as extended pursuant to the immediately preceding sentence.”

5.	Except as amended herein, the Employment Agreement shall remain in full force and effect.

6.

This Amendment may be executed in several counterparts, each of which is deemed to be an original but all of which together will constitute one and the same instrument.  This Amendment may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

[Signature Page Follows]

IN WITHNESS WHEREOF, the parties hereto have duly executed this Amendment as of this 11th day of April, 2016.

Corbus Pharmaceuticals Holdings, Inc.

/s/ Yuval Cohen
Name: Yuval Cohen, Ph.D.
Title: Chief Executive Officer

Employee

/s/ Mark Tepper
Mark Tepper